Cannae Reports First Quarter 2019 Results with $1.15 Billion Book Value of Portfolio Company Investments, or $15.99 Per Share
Las Vegas, NV -- (May 9, 2019) -- Cannae Holdings, Inc. (NYSE:CNNE) ("Cannae" or the "Company") today reported operating results for the three-month period ended March 31, 2019.

Highlights

•
On February 8, the Company announced the completion of the previously announced acquisition of Dun & Bradstreet ("DNB"). The Company invested approximately $500 million in equity into DNB representing an approximate 24% equity position. Cannae funded its equity investment with cash on hand and $250 million in borrowings under its credit facilities

•	DNB management has made substantial progress on its $200 million cost reduction plan target by having taken action on approximately $93 million of annualized cost savings as of March 31, 2019

•	DNB restructured its go-to-market sales strategy in the first quarter of 2019, which is expected to improve productivity and deliver accelerated revenue growth in upcoming quarters

•
Total book value of portfolio company investments was $1.154 billion, or $15.99 per share, as of March 31, 2019 compared to total book value of $1.125 billion, or $15.58 per share, at December 31, 2018

Ceridian

•	Dayforce revenue increased 27.6% to $132.8 million from $104.1 million in the first quarter of 2018

•	Cloud revenue, which includes both Dayforce and Powerpay, increased 21.8% to $154.6 million from $126.9 million in the first quarter of 2018

•	Total revenue, which includes revenue from both Ceridian’s Cloud and Bureau solutions, increased 7.9% to $203.7 million from $188.8 million in the first quarter of 2018

•	Excluding the effect of foreign currency fluctuations, Dayforce revenue increased 28.6% year-over-year, Cloud revenue increased 23.7% year-over-year, and total revenue increased 9.5% year-over-year

•
Operating profit was $27.4 million compared to $28.0 million in the first quarter of 2018. Pretax income from continuing operations increased 111.3% from $8.0 million in the year ago quarter to $16.9 million

•	Adjusted EBITDA increased 7.1% to $49.8 million from $46.5 million in the first quarter of 2018. Adjusted EBITDA margin was 24.4% compared to 24.6%, in the first quarter of 2018

•	3,851 Dayforce customers were live on the platform at the end of the first quarter of 2019, up from 3,154 at the end of the first quarter of 2018

Restaurant Group

•	$257.8 million in total revenue and a pretax loss of $8.1 million for the first quarter, versus $273.8 million in total revenue and a pretax loss of $9.3 million in the first quarter of 2018

•	EBITDA of $2.6 million and EBITDA margin of 1.0% for the first quarter, versus EBITDA of $5.1 million and EBITDA margin of 1.9% in the first quarter of 2018

•	Same store sales decreased 2.8% in the first quarter, as Ninety Nine same stores sales increased by 0.5%, O'Charley's declined by 3.7%, Village Inn declined by 4.9% and Bakers Square declined by 5.7%

T-System

•
On a GAAP basis, T-System generated $12.2 million in total revenue and a pretax loss of $4.9 million for the first quarter, versus $15.4 million in total revenue and a pretax loss of $0.8 million in the first quarter of 2018

•	EBITDA of $0.0 million and an EBITDA margin of 0.0% for the first quarter, versus EBITDA of $2.8 million and an EBITDA margin of 18.2% for the first quarter of 2018

“With the completion of the Dun & Bradstreet acquisition, we continue to make significant headway positioning the Company to deliver meaningful value for our shareholders,” commented Chairman William P. Foley, II. “Through the first quarter, the DNB management team has quickly implemented a wide range of cost reduction initiatives designed to reduce labor inefficiencies within the organization as well as high cost professional fees and other non-personnel related spending. This has resulted in $93 million of annualized expense saves through the first quarter and we remain firmly on track to deliver the $200 million of targeted cost savings that we outlined at the time of the acquisition. We have also restructured DNB’s go-to-market sales strategy and are optimistic that we can drive improved sales efficiency and growth over the upcoming quarters.”
Mr. Foley continued, “During the first quarter, Ceridian continued to generate strong revenue growth from its Cloud services business, highlighted by 27.6% growth in Ceridian's Dayforce business. Cannae currently owns 32.7 million shares in Ceridian representing a 23.3% ownership stake, now worth $1.63 billion based upon Ceridian’s closing price of $49.83 on May 8, 2019.
Turning to our restaurant group, while the casual dining sector remains challenging, the ABRH management team is making meaningful progress reducing expenses as they focus on improving the group’s profitability and cash flow. Initiatives include reducing labor costs, rationalizing underperforming stores, identifying brands where a move to a franchise model makes economic sense and improving the customer experience to stabilize same store sales. As the group’s margins and cash flow improve through the year, we will be in a position to evaluate various monetization opportunities designed to create value for our shareholders."
Mr. Foley concluded, “The T-System team has made progress re-aligning the business and has begun to execute on initiatives designed to improve sales efficiencies in both the coding and documentation business and to add executive talent across the company. In addition to the structural improvements to the business, we are working with Bob Wilhelm and his team to start executing on potential acquisition candidates to enhance T-System’s product breadth and accelerate growth.”

Conference Call
As previously announced, Cannae will host a conference call on May 9, 2019, to discuss its first quarter 2019 results at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international) and asking for the Cannae Holdings First Quarter 2019 Earnings Call. A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13689395. The telephonic replay will be available until 11:59 pm (Eastern Time) on May 16, 2019.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://investor.cannaeholdings.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Cannae Holdings, Inc.
Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian HCM Holding Inc., The Dun & Bradstreet Corporation, American Blue Ribbon Holdings, LLC, 99 Restaurants Holdings, LLC and T-System Holding LLC.  More information about Cannae can be found at www.cannaeholdings.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include earnings before interest, taxes and depreciation and amortization (EBITDA), and earnings before interest, taxes and depreciation and amortization as a percent of revenue (EBITDA margin).

Ceridian's adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude net income or loss from discontinued operations, sponsor management fees, non-cash charges for asset impairments, gains or losses on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, non-cash share-based compensation expense, severance charges, restructuring consulting fees, and IPO transaction costs. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of Total Revenue.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, Cannae's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.
Ceridian Adjusted EBITDA Reconciliation

	Three Months Ended March 31,
	2019	2018
		*As Adjusted
	(Dollar in millions)
Operating profit	$27.4	$28.0
Depreciation and amortization	14.4	13.9
Other (income) expense, net	(1.6)	2.2
EBITDA from continuing operations	40.2	44.1
Sponsorship management fees	—	0.5
Intercompany foreign exchange loss (gain)	0.3	(2.8)
Share-based compensation	6.0	2.7
Severance charges	2.1	1.9
Restructuring consulting fees	1.2	0.1
Adjusted EBITDA	$49.8	$46.5

*Prior period information has been adjusted to reflect the adoption of ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” and ASU No. 2017-07, “Compensation—Retirement Benefits,” which was adopted on January 1, 2019.

Cannae accounts for its investment in Ceridian using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Ceridian’s net earnings or loss in earnings from equity investees in the tables that follow. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investment in Ceridian.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

SOURCE: Cannae Holdings, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

 CANNAE HOLDINGS, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Three Months Ended
March 31, 2019
Restaurant revenue	$257.8	$257.8	$—	$—
Other operating revenue	16.7	—	12.2	4.5
Total operating revenue	274.5	257.8	12.2	4.5

Cost of restaurant revenue	227.0	227.0	—	—
Personnel costs	24.4	12.8	8.3	3.3
Depreciation and amortization	13.9	9.7	3.5	0.7
Other operating expenses	23.8	16.1	3.9	3.8
Total operating expenses	289.1	265.6	15.7	7.8

Operating loss	$(14.6)	$(7.8)	$(3.5)	$(3.3)

Interest and investment income	$11.0	$—	$—	$11.0
Interest expense	(3.7)	(1.0)	(1.4)	(1.3)
Realized gains and losses	1.6	0.7	—	0.9
Total other income (expense)	8.9	(0.3)	(1.4)	10.6

(Loss) earnings before tax	$(5.7)	$(8.1)	$(4.9)	$7.3

Income tax benefit	$(4.8)	$(0.1)	$(1.2)	$(3.5)
Earnings from equity investees	2.9	—	—	2.9
Non-controlling interests	(3.1)	(2.9)	(0.3)	0.1

Net earnings (loss) attributable to Cannae common shareholders	$5.1	$(5.1)	$(3.4)	$13.6

EPS attributable to Cannae common shareholders - basic	$0.07
EPS attributable to Cannae common shareholders - diluted	$0.07

Cannae weighted average shares - basic	71.6
Cannae weighted average shares - diluted	71.8

(Loss) earnings before tax	$(5.7)	$(8.1)	$(4.9)	$7.3

Interest expense	$(3.7)	$(1.0)	$(1.4)	$(1.3)
Depreciation and amortization	13.9	9.7	3.5	0.7

EBITDA	$11.9	$2.6	$—	$9.3
EBITDA margin	4.3%	1.0%	—%	206.7%

CANNAE HOLDINGS, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Three Months Ended
March 31, 2018
Restaurant revenue	$273.8	$273.8	$—	$—
Other operating revenue	18.6	—	15.4	3.2
Total operating revenue	292.4	273.8	15.4	3.2

Cost of restaurant revenue	240.8	240.8	—	—
Personnel costs	24.1	12.0	8.9	3.2
Depreciation and amortization	14.3	10.7	3.6	—
Other operating expenses	21.2	15.9	3.7	1.6
Total operating expenses	300.4	279.4	16.2	4.8

Operating loss	$(8.0)	$(5.6)	$(0.8)	$(1.6)

Interest and investment income	$1.3	$—	$—	$1.3
Interest (expense) income	(3.0)	(3.7)	—	0.7
Total other (expense) income	(1.7)	(3.7)	—	2.0

(Loss) earnings before tax	$(9.7)	$(9.3)	$(0.8)	$0.4

Income tax benefit	$(5.5)	$—	$(1.8)	$(3.7)
(Loss) earnings from equity investees	(1.1)	0.1	—	(1.2)
Non-controlling interests	(4.2)	(4.1)	—	(0.1)

Net (loss) earnings attributable to Cannae common shareholders	$(1.1)	$(5.1)	$1.0	$3.0

EPS attributable to Cannae common shareholders - basic	$(0.02)
EPS attributable to Cannae common shareholders - diluted	$(0.02)

Cannae weighted average shares - basic	70.6
Cannae weighted average shares - diluted	70.6

(Loss) earnings before tax	$(9.7)	$(9.3)	$(0.8)	$0.4

Interest (expense) income	$(3.0)	$(3.7)	$—	$0.7
Depreciation and amortization	14.3	10.7	3.6	—

EBITDA	$7.6	$5.1	$2.8	$(0.3)
EBITDA margin	2.6%	1.9%	18.2%	—%

CANNAE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS AND ADJUSTED BOOK VALUE SUMMARY
(In millions)

	March 31, 2019	December 31, 2018
in millions	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$121.2	$323.0
Other current assets	101.6	128.7

Total current assets	$222.8	$451.7

Ceridian equity investment	$392.6	$359.7
Dun & Bradstreet equity investment	502.7	—
Other equity method investments	35.5	37.5
Lease assets	240.6	—
Property and equipment, net	168.7	176.4
Software & intangible assets	162.1	175.8
Goodwill	164.8	164.8
Other non-current assets	91.3	93.6
Total assets	$1,981.1	$1,459.5

Current liabilities:
A/P & other current liabilities	$182.2	$154.1
Notes payable, current	5.9	5.9

Total current liabilities	$188.1	$160.0

Notes payable, non-current	$206.3	$42.2
Other non-current liabilities	360.7	57.6
Total liabilities	$755.1	$259.8

Additional paid in capital	$1,148.8	$1,146.2
Retained earnings	71.4	45.8
Less: Treasury stock, 10,638 shares as of March 31, 2019 and December 31, 2018, respectively, at cost	(0.2)	(0.2)
Accumulated other comprehensive loss	(65.6)	(67.2)
Non-controlling interests	71.6	75.1
Cannae shareholder's equity	$1,226.0	$1,199.7

Total liabilities and equity	$1,981.1	$1,459.5

Adjusted Book Value Summary	March 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)
Dun & Bradstreet	$503.3	$—
Ceridian	394.4	365.4
American Blue Ribbon Holdings	106.8	112.8
Ninety Nine	58.5	57.7
T-System	190.1	193.5
Holding company cash and short-term investments	63.2	308.2
Other Investments	88.1	87.0
CDAY Margin Loan	(150.0)	—
FNF Revolver	(100.0)	—
Cannae Book Value	$1,154.4	$1,124.6
Outstanding Cannae shares	72.2	72.2
Cannae Book Value per Share	$15.99	$15.58